EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Martin Marietta Materials, Inc. of our reports dated February 21, 2005, with respect to the consolidated financial statements of Martin Marietta Materials, Inc., Martin Marietta Materials, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Martin Marietta Materials, Inc., included in the 2004 Annual Report to Shareholders of Martin Marietta Materials, Inc.

Our audits also included the financial statement schedule of Martin Marietta Materials, Inc. listed in Item 15(d). This schedule is the responsibility of the Martin Marietta Materials, Inc. management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115918) pertaining to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc. Performance Sharing Plan, Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees, and Martin Marietta Materials, Inc. Southwest Division 401(k) Plan; Registration Statement (Form S-8 No. 333-85608) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors; Registration Statement (Form S-8 No. 33-83516) pertaining to the Martin Marietta Materials, Inc. Omnibus Securities Award Plan, as amended; in the Registration Statement (Form S-8 No. 333-15429) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc. Performance Sharing Plan and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees; in the Registration Statement (Form S-8 No. 333-79039) pertaining to the Martin Marietta Materials, Inc. Stock-Based Award Plan, as amended; and in the Registration Statement (Form S-8 No. 333-37886) pertaining to the Martin Marietta Materials, Inc. Southwest Division 401(k) Plan, of our reports dated February 21, 2005, with respect to the consolidated financial statements of Martin Marietta Materials, Inc., Martin Marietta Materials, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Martin Marietta Materials, Inc. incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) of Martin Marietta Materials, Inc. for the year ended December 31, 2004.

Ernst & Young, LLP

Raleigh, North Carolina
February 22, 2005